As filed with the Securities and Exchange Commission on October 23, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

15935 La Cantera Parkway, San Antonio, TX 78256 (Address of registrant's principal executive offices)

Title of each class of securities

to be registered

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares Dividend Accelerator ETF

VictoryShares US Value Momentum ETF

VictoryShares US Small Mid Cap Value Momentum ETF

VictoryShares International Value Momentum ETF

Name of each exchange

on which each class

is to be registered

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

VictoryShares Emerging Markets Value Momentum ETF

VictoryShares Short-Term Bond ETF

VictoryShares Core Intermediate Bond ETF

VictoryShares Core Plus Bond ETF

VictoryShares Corporate Bond ETF

VictoryShares WestEnd U.S. Sector ETF

VictoryShares Free Cash Flow ETF

VictoryShares Free Cash Flow Growth ETF

VictoryShares Small Cap Free Cash Flow ETF

VictoryShares WestEnd Global Equity ETF

VictoryShares International Free Cash Flow ETF

VictoryShares International Free Cash Flow Growth ETF

VictoryShares Pioneer Asset-Based Income ETF

VictoryShares Municipal High Yield ETF

VictoryShares Short-Duration Municipal ETF

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC

Nasdaq Texas, LLC Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the

Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box☐ Securities Act Registration file number to which this form relates: 333-181176

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the VictoryShares US EQ Income Enhanced Volatility Wtd ETF, VictoryShares US 500 Volatility Wtd ETF, VictoryShares US 500 Enhanced Volatility Wtd ETF, VictoryShares US Large Cap High Div Volatility Wtd ETF, VictoryShares US Small Cap High Div Volatility Wtd ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares Dividend Accelerator ETF, VictoryShares US Value Momentum ETF, VictoryShares US Small Mid Cap Value Momentum ETF, VictoryShares International Value Momentum ETF, VictoryShares Emerging Markets Value Momentum ETF, VictoryShares Short-Term Bond ETF, VictoryShares Core Intermediate Bond ETF, VictoryShares Core Plus Bond ETF, VictoryShares Corporate Bond ETF, VictoryShares WestEnd U.S. Sector ETF, VictoryShares Free Cash Flow ETF, VictoryShares Free Cash Flow Growth ETF, VictoryShares Small Cap Free Cash Flow ETF, VictoryShares WestEnd Global Equity ETF, VictoryShares International Free Cash Flow ETF, VictoryShares International Free Cash Flow Growth ETF, and VictoryShares Pioneer Asset-Based Income ETF, each a series of Victory Portfolios II (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 136 to the Trust’s Registration Statement on Form N-1A (333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001193125-25-249983) on October 24, 2025; and the VictoryShares Municipal High Yield ETF and VictoryShares Short-Duration Municipal ETF, each a series of the Trust to be registered hereunder, is set forth in Post-Effective Amendment No. 142 to the Trust’s Registration Statement on Form N-1A (333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001193125-26-396612) on September 21, 2026, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	46-5079364
VictoryShares US 500 Volatility Wtd ETF	46-5071807
VictoryShares US 500 Enhanced Volatility Wtd ETF	46-5071922
VictoryShares US Large Cap High Div Volatility Wtd ETF	47-4202515
VictoryShares US Small Cap High Div Volatility Wtd ETF	47-4153266
VictoryShares US Multi-Factor Minimum Volatility ETF	81-5407028
VictoryShares Dividend Accelerator ETF	81-5424728
VictoryShares US Value Momentum ETF	82-1829544
VictoryShares US Small Mid Cap Value Momentum ETF	82-1840294
VictoryShares International Value Momentum ETF	82-1864993
VictoryShares Emerging Markets Value Momentum ETF	82-1870398
VictoryShares Short-Term Bond ETF	82-6330346
VictoryShares Core Intermediate Bond ETF	82-1887709
VictoryShares Core Plus Bond ETF	87-2015212
VictoryShares Corporate Bond ETF	87-2025970
VictoryShares WestEnd U.S. Sector ETF	88-3527054
VictoryShares Free Cash Flow ETF	92-3622890
VictoryShares Free Cash Flow Growth ETF	99-5017519
VictoryShares Small Cap Free Cash Flow ETF	92-3631995
VictoryShares WestEnd Global Equity ETF	99-2298614
VictoryShares International Free Cash Flow ETF	33-4315324
VictoryShares International Free Cash Flow Growth ETF	33-4340107
VictoryShares Pioneer Asset-Based Income ETF	33-4365893
VictoryShares Municipal High Yield ETF	42-3776179
VictoryShares Short-Duration Municipal ETF	42-3808000

Item 2. Exhibits

A.Registrant’s Certificate of Trust dated April 12, 2012.

B.Registrant’s Certificate of Amendment to Certificate of Trust dated October 21, 2015. C.Registrant’s Certificate of Amendment to Certificate of Trust filed on February 19, 2016.

D.Registrant’s Second Amended and Restated Agreement and Declaration of Trust dated February 26, 2019. E.Registrant’s Amended and Restated By-Laws dated May 1, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

October 23, 2026

/s/ Thomas Dusenberry

______________________________

Thomas Dusenberry President